UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011 (June 21, 2011)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Allos Therapeutics, Inc. (the “Company”) on June 23, 2011 (the “Original Report”) with the U.S. Securities and Exchange Commission. The sole purpose of this amendment is to disclose the Company’s decision regarding the frequency of future stockholder advisory votes on the compensation of its named executive officers.  No other changes have been made to the Original Report.

Section 5  —  Corporate Governance and Management

Item 5.07  Submission of Matters to a Vote of Security Holders.

(d) At the Company’s 2011 Annual Meeting of Stockholders held on June 21, 2011, the Company’s stockholders voted on a proposal regarding the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.  As reported in the Original Report, a frequency of every year received the highest number of votes on the proposal.  In light of, and consistent with, the vote of the Company’s stockholders, the Company will conduct future stockholder advisory votes on named executive officer compensation every year until the next advisory vote on the frequency of such votes, which will occur no later than 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 16, 2011

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel and Secretary